UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee
Pursuant to Section 305(b) (2)



SHAWMUT BANK, N.A.
(Exact name of trustee as specified in its charter)

U.S. NATIONAL BANK
(Jurisdiction of incorporation or organization if not a U.S. national bank)

04-1654298
(I.R.S. employer identification no.)

One Federal Street, Boston, Massachusetts 02211
(Address of trustee's principal executive offices) (Zip Code)

Not Applicable
(Name, address and telephone number of agent for service)



Health and Rehabilitation Properties Trust
(Exact name of obligor as specified in its charter)

Maryland                                       04-6558834
(State or other jurisdiction                   (I.R.S. employer
of incorporation or organization)              identification no.)

400 Centre Street
Newton, Massachusetts                                          02158
(Address of principal executive offices)                     (Zip code)


 UNSECURED DEBT SECURITIES
(Title of the indenture securities)

SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Shawmut Bank, N.A., a national banking association incorporated and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized all in the City of Boston, and Commonwealth of Massachusetts on the 31st day of May, 1994.


                                  SHAWMUT BANK, N.A.


                                        /s/ Robert L. Bice, II

                                  By:________________________________
                                      Name: Robert L. Bice, II
                                      Title: Assistant Vice President

NOTES


1. Inasmuch of this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answers to said Item based on incomplete information.

2. Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

Item 1.      General Information.

       Furnish the following information as to the trustee:

       (a) Name and Address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.

                    Board of Governors of the Federal Reserve
                    System, Washington, D.C.

                    Federal Deposit Insurance Corporation,
                    Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

                    Yes.

Item 2.      Affiliations with Obligor.

       If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None.

Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and have have been omitted pursuant to General Instruction B.

Item 16.     List of Exhibits.

       List below all exhibits filed as part of this statement of eligibility and qualification.

1.*    A copy of the articles of association of the trustee as now in effect.  (See Exhibit 25B, Registration Statement No. 33-
50877).

2.*    A copy of the certificate of authority to the trustee to
commence business.  (See Exhibit 25B Registration Statement No.
33-50877).

3.*    A copy of the authorization of the trustee to exercise
corporate trust powers. (See Exhibit 25B Registration Statement
No. 33-50877).

4.*    A copy of the bylaws of the trustee as now in effect. (See
Exhibit 25B, Registration Statement No. 33-50877).

5.     Not applicable.

6. Consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.



  * The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

EXHIBIT 6
CONSENT OF TRUSTEE

       Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939 in connection with the COMMON SHARES OF
BENEFICIAL INTEREST of Health and Rehabilitation Trust, Shawmut
Bank, N.A., hereby consents that reports of examinations of federal, state , territorial or district authorities may be furnished by such authorities to the Securities and Exchange
Commission upon request therefor.

                                  SHAWMUT BANK, N.A.



                                        /s/ Robert L. Bice, II

                                  By:______________________________
                                      Name: Robert L. Bice, II
                                     Title: Assistant Vice President






Dated:  May 31, 1994

Legal Title of Bank:  SHAWMUT BANK, NATIONAL ASSOCIATION  CALL
DATE:  12/31/93 ST-BK: 25-0535 FFIEC 031
Address:         ONE FEDERAL STREET
Page RC-1
City, State, Zip:              BOSTON, MA 02211
FDIC Certificate No: 19429


Consolidated Report of Conditon for Insured Commercial and State-Chartered Savings Banks for December 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet
                                                                                                  C400

                   Dollar Amounts in Thousands                                       RCFD Bil Mil Thou

ASSETS                                                                              //// /////////////
1.     Cash and balances due from                                                   //// /////////////
       depository institutions (from                                                //// /////////////
       Schedule RC-A):                                                              //// /////////////
       a.     Non interest-bearing balances and currency and                        //// /////////////
              coin (1)...........................................                   0081       800,417
       b.     Interest-bearing balances (2)......................                   0071            21
2.     Securities (from Schedule RC-B)..........................                    0390     3,918,585
3.     Federal funds sold and securities purchased under                            //// /////////////
       agreements to resell in domestic offices of                                  //// /////////////
       the bank and of its Edge and Agreement subsidiaries,                         //// /////////////
       and in IBFs:                                                                 0276        67,500
       a.     Federal funds sold.................................                   0277        25,000
       b.     Securities purchased under agreements to resell....                   //// /////////////
4.     Loans and Lease                    RCFD 2122     7,611,931                   //// /////////////
       financing receivables:                                                       //// /////////////
       a.     Loans and                   RCFD 3123       282,100                   //// /////////////
       Leases, net of unearned                                                      //// /////////////
              income (from                RCFD 3128             0                   //// /////////////
              Schedule RC-C)..                                                      //// /////////////
       b.     LESS:  Allowance for Loan and Lease                                   2125     7,329,831
              Losses..............................................                  2146        19,625
       c.     LESS:  Allocated transfer risk......................                  2145       111,656
              reserve.............................................                  2150        19,723
       d.     Loans and Leases, net of unearned                                     //////////////////
              income, allowance, and reserve                                        //// /////////////
              (item  4.a minus 4.b and 4.c)......................                   2130             0
5.     Assets held in trading accounts...........................                   2155        24,187
6.     Premises and fixed assets (including                                         //// /////////////
       capitalized Leases).......................................                   2143        26,479
7.     Other real estate owned (from Schedule                                       //// /////////////
       RC-M).....................................................                   2160       541,324
8.     Investments in unconsolidated subsidiaries                                   //// /////////////
       and associated companies (from Schedule RC-M).............                   2170    12,884,366
9.     Customers' Liability to this bank on acceptances                             //// /////////////
       outstanding...............................................                   //// /////////////
10.    Intangible assets (from Schedule RC-M)....................                   //// /////////////
11.    Other assets (from Schedule RC-F).........................                   //// /////////////
12.    Total assets (sum of items 1 through 11)..................                   //// /////////////

(1) Includes cash items in process of collection and unposted debit.
(2) Includes time certificates of deposit not held in trading accounts.

S:REPORT2

Title of Bank:  SHAWMUT BANK, NATIONAL ASSOCIATION
CALL DATE:  12/31/93 ST-BK: 25-0535
FFIEC 031
Address:          ONE FEDERAL STREET                               Page RC-2
City, State, Zip:       BOSTON, MA 02211
Certificate No: 19429

Schedule RC--Continued                                                         ///////// Bil Mill Thou

                                 Dollar Amounts in Thousands                   ///////// /////////////
LIABILITIES                                                                    ///////// /////////////
13.    Deposits:                                                               ///////// /////////////
       a.     In domestic offices                                              RCON 2200     7,225,268
              (sum of totals of columns                                        ///////// /////////////
              A & C from Schedule                                              ///////// /////////////
              RC-E, part 1)....                                                ///////// /////////////
              (1)    Noninterest-bearing (1)...    RCON 6631    2,012,059      ///////// /////////////
              (2)    Interest-bearing..........    RCON 6636    5,213,209      ///////// /////////////
       b.     In foreign offices, Edge and Apartment                           RCFN 2200       260,476
              Subsidiaries, and IBFs (from Schedule                            ///////// /////////////
              RC-E, part II)..........................................         /////////       260,476
              (1)    Noninterest-bearing           RCFN 6631            0      ///////// /////////////
              (2)    Interest-bearing              RCFN 6636      260,476      ///////// /////////////
       14.    Federal funds purchased and securities                           ///////// /////////////
              sold under agreements to repurchase in                           ///////// /////////////
              domestic offices of the bank and of its                          ///////// /////////////
              Edge and Agreement subsidiaries, and in                          ///////// /////////////
              IBFs:                                                            RCFD 0278     1,174,490
              (a)    Federal funds purchased.........................          RCFD 0279     1,741,407
              (b)    Securities sold under agreement                           ///////// /////////////
                     to repurchase...................................          RCON 2840       199,997
15.    Demand notes issued to the U.S. Treasury.....................           RCFD 2850     1,144,323
16.    Other borrowed money.........................................           RCFD 2910             0
17.    Mortgage indebtedness & obligations under capitalized                   ///////// /////////////
       leases.......................................................           RCFD 2920        24,187
18.    Bank's liability on acceptance executed and outstanding......           RCFD 3200        39,680
19.    Subordinated notes and debentures............................           RCFD 2930        89,944
20.    Other liabilities (from Schedule RC-G).......................           RCFD 2948    11,899,772
21.    Total liabilities (sum of items 13 through 20)...............           ///////// /////////////
                                                                               RCFD 3282             0
22.    Limited-Life preferred stock and related surplus.............           ///////// /////////////
EQUITY CAPITAL                                                                 RCFD 3838             0
23.    Perpetual preferred stock and related surplus................           RCFD 3830        14,476
24.    Common stock.................................................           RCFD 3839       500,558
25.    Surplus (exclude all surplus related to
       preferred stock).............................................           RCFD 3632       460,051
26.    a. Undivided profits and capital reservers...................           RCFD 0297       (9,509)
              b.  LESS:  Net unrealized loss                                   ///////// /////////////
              on marketable equity securities.......................           RCFD 3284             0
27.    Cumulative foreign currency translation adjustments..........           RCFD 3210       984,594
28.    Total equity capital (sum of items 23 through 27)............           ///////// /////////////
29.    Total liabilities, limited-life preferred stock, and equity             ///////// /////////////
       capital (sum of items 21, 22 and 28).........................           RCFD 3300    12,884,366

Memorandum
To be reported only with the March Report of Condition.
       1.     Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date
              during 1992. . . . . . . . . . . . . . . . . . . . . .  RCFD 6724 N/A M.1

      1=  Independent audit of the bank            4= Directors' examination of the
      conducted in accordance with generally          bank performed by external
      accepted auditing standards by                  auditors (may be required by
      a certified public accounting firm which        state chartering authority)
      submits a report on the bank.                5= Review of the bank's financial
      2=  Independent audit of the                    statements by external auditors
          bank's parent holding company            6= Compilation of the bank's
          conducted in accordance with                financial statements by external
          generally accepted auditing                 auditors
          standards by a certified public          7= Other audit procedures (excluding
          accounting firm which submits               tax preparation work)
          a report on the consolidated             8= No external audit work
          holding company (but not on the
          bank separately)
      3=  Directors' examination of the
          bank conducted in accordance
          with generally accepted
          auditing standards by a
          certified public accounting firm
          (may be required by state
          chartering authority)

       (1) Includes total demand deposits and noninterest-bearing time and saving deposits.

S:REPORT2